                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                December 19, 2001
                       ----------------------------------


                                   CYCH, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

       Delaware                     000-27470                            54-1725021
    ----------------                ---------                            ----------
(State of Incorporation)     (Commission File Number)        (IRS Employer Identification No.)


                                  P.O. Box 3136
                            Warrenton, Virginia 20188
                     --------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (540) 351-0785
                            -----------------------
                         (Registrant's telephone number)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On December 19, 2001, CYCH, Inc., f.k.a. CyberCash, Inc. ("CYCH") filed a motion (the "Motion") in the United States Bankruptcy Court for the District of Delaware (the "Court") requesting approval for a securities purchase agreement whereby CYCH would sell its investment in Commission Junction, Inc. to Crawford Capital Partners, LLC and The Marcellus P. Knoblach Revocable Trust for approximately $2.35 million in cash. In re: CYCH, Inc., f.k.a. CyberCash, Inc., et al, Case No. 01-0622 (MFW) (Bankr. D. Del.) March 2, 2001. Such sale of Commission Junction, Inc. is scheduled to close by January 25, 2002. On December 20, 2001, CYCH issued a press release (the "Press Release") announcing the Motion. On January 7, 2002, the Court issued an order granting the Motion (the "Order").

        The Press Release also announced that an initial liquidating dividend, in the amount of $0.25 per share of common stock (the "Dividend"), would be paid to the holders of common stock of CYCH on or about December 24, 2001, or upon surrender of outstanding common stock certificates.

        On December 26, 2001, the common stock of CYCH ceased trading under the symbol CYCHQ and the right to future liquidating dividends began trading under the symbol CYCHZ.

        Copies of the Motion, the Order and the Press Release are attached to this report as Exhibits 99.1, 99.2 and 99.3, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibits.
        --------

        99.1    Motion for Order Authorizing Debtor to Sell Certain Stock
                Interests in Commission Junction, Inc., filed with the United
                States Bankruptcy Court for the District of Delaware on December
                19, 2001

        99.2    Order Authorizing the Sale of Certain Assets, issued January 7,
                2002

        99.3    Press Release dated December 20, 2001





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 11, 2002                CYCH, Inc.



                                       /s/ Thomas LaHaye
                                       -------------------------------------
                                       By:        Thomas LaHaye
                                       Title:     Vice President and
                                                  Chief Financial Officer